Exhibit T3A.30

Control No. 12017951

STATE OF GEORGIA

Secretary of State

Corporations Division

313 West Tower

2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

ORGANIZATION

I, Brian P. Kemp, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

CBL WOODSTOCK OUTPARCEL MEMBER,

LLC

a Domestic Limited Liability Company

has been duly organized under the laws of the State of Georgia on 02/27/2012 by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on February 27, 2012

Brian P. Kemp Secretary of State

Control No: 12017951 Date Filed: 02/27/2012 04:30 PM Brian P. Kemp Secretary of State

ARTICLES OF ORGANIZATION

OF

CBL WOODSTOCK OUTPARCEL MEMBER, LLC

To the Secretary of State of the State of Georgia:

FIRST: The name of the limited liability company (the “Company”) is:

CBL Woodstock Outparcel Member, LLC

SECOND: The principal office address of the Company is:

CBL Center, Suite 500

2030 Hamilton Place Boulevard

Chattanooga, Tennessee 37421

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on this 27th day of February, 2012.

Ronald I. Feldman, Organizer

CHD-592061-1

OFFICE OF SECRETARY OF STATE
CORPORATIONS DIVISION

237 Coliseum Drive

Macon, Georgia 31217-3858

(404) 656-2817

Registered agent, officer, entity status information via the Internet

sos.georgia.gov/corporations

TRANSMITTAL INFORMATION

GEORGIA LIMITED LIABILITY COMPANY

Brian P. Kemp Secretary of State

IMPORTANT
Remember to include your e-mail address when completing this transmittal form.

Providing your e-mail address allows us to notify you via e-mail when we receive your filing and when we take action on your filing. Please enter your e-mail address on the line below. Thank you.

E-Mail:	amanda.atchley@huschblackwell.com

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM
1.
LLC Name Reservation Number (if one has been obtained; if articles are being filed without prior reservation, leave this line blank) CBLWoodstock Outparcel Member, LLC
LLC Name (List exactly as it appears in articles)
2.	Ronald I. Feldman		423-266-5500
	Name of person filing articles (certificate will be mailed to this person, at address below) 736 Georgia Avenue, Suite 300		Telephone Number
	Address Chattanooga	TN		37402
	City	State		Zip Code
3.	2030 Hamilton Place Boulevard, CBL Center, Suite 500
Principal Office Mailing Address of LLC (Unlike registered office address, this may be a post office box)
	Chattanooga	TN		37421
	City	State		Zip Code
4.	Corporation Service Company
Name of LLCs Registered Agent in Georgia 40 Technology Pkwy South, #300
Registered Office Street Address of LLC in Georgia (Post office box or mail drop not acceptable for registered office address)
	Norcross	Gwinnett	GA		30092
	City	County	State		Zip Code
5.	Name and Address of each organizer (Attach additional sheets if necessary)

Ronald I. Feldman	736 Georgia Avenue, Suite 300	Chattanooga	TN	37402
Organizer	Address	City	Slate	Zip Code
Organizer	Address	City	Slate	Zip Code

6.

Mail the following items to the Secretary of State at the above address:

1)      This transmittal form

2)      Original and one copy of the Articles of Organization
3)      Filling fee of $100.00 payable to Secretary of State. Filing fees are NON-refundable.

2-27-12
Authorized Signature Member. Manager, Organizer or Attorney-in-fact (Circle one)	Date
Request certificates and obtain entity information via the internet: sos.georgia.gov/corporations FORM 231